Exhibit 3.1

FOURTH AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINGSWOOD ACQUISITION CORP.

August 17, 2023

KINGSWOOD ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Kingswood Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2020 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020 (the “Amended and Restated Certificate of Incorporation”), a Second Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 12, 2020 (the “Second Amended and Restated Certificate of Incorporation”), an Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 20, 2022 (the “First Amendment”), a Second Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the state of Delaware on November 23, 2022 (the “Second Amendment”), and a Third Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the state of Delaware on May 18, 2023 (the “Third Amendment”). The Second Amended and Restated Certificate of Incorporation as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the “Charter”.

2.	This fourth amendment to the Second Amended and Restated Certificate of Incorporation (this “Fourth Amendment”) further amends the Charter.

3.	This Fourth Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	The text of Section 4.3(b)(i) of Article IV of the Charter is hereby amended by deleting such section in its entirety and replacing it with the following:

“(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) (A) at any time at the election of holder of such shares of Class B Common Stock and (B) automatically concurrently or in connection with or immediately following the closing of the Business Combination.”

5.	The text of Section 9.1(b) of Article IX of the Charter is hereby amended by deleting the following words:

“August 24, 2023”

and replacing them with the following:

“November 24, 2023”;

6.	The text of Section 9.2(d) of Article IX of the Charter is hereby amended by deleting the following words:

“August 24, 2023”

and replacing them with the following:

“November 24, 2023”; and

7.	The text of Section 9.7 of Article IX of the Charter is hereby amended by deleting the follow words:

“August 24, 2023”

and replacing them with the following:

“November 24, 2023”.

IN WITNESS WHEREOF, Kingswood Acquisition Corp. has caused this Fourth Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 17th day of August, 2023.

KINGSWOOD ACQUISITION CORP.

By:	/s/Michael Nessim
Name: Michael Nessim
Title: Chief Executive Officer

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